Exhibit 4.1

                                     (Translation for information purposes only)

                                     BY-LAWS

                                       OF

                        INDUSTRIAS BACHOCO, S.A. DE C.V.,

                                    CHAPTER I

                  CORPORATE NAME, CORPORATE PURPOSE, CORPORATE
                  ---------------------------------------------
                  EXISTENCE, CORPORATE DOMICILE AND NATIONALITY
                  ---------------------------------------------

         ARTICLE ONE. The corporate name of the Corporation shall be "INDUSTRIAS BACHOCO" and must always be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" or by the initials "S.A. de C.V."

         ARTICLE TWO. The corporate purpose of the Corporation shall be:

         I. To promote, incorporate, organize, exploit, acquire and participate in, any shares of the capital stock or equity of any kind of national or foreign mercantile or civil companies, associations or industrial, commercial, service or any other kind of companies, as well as to participate in their management or liquidation.

         II. To purchase by any legal title all types of shares or corporate participations and any type of titles or securities allowed by law of any type of corporation, as a part of them, or by subsequent acquisition, as well as alienate, dispose and negotiate those shares or corporate participations, including any other instrument. In accordance with the general provisions issued by the National Securities Commission and when the shares of the Company are recorded at the Securities Section of the National Registry of Securities, it may acquire shares of the capital of the Company, subject to what is provided in this by-laws.

         III. To receive from other entities and persons, as well as to render or provide to other entities and persons, any type of service which may be necessary for the accomplishment of the corporate purposes, such as, among others, legal, administrative, financial, treasury, auditing, marketing, preparation of financial statements and budgets, development of programs and manuals, analysis of operating results, evaluation of productivity information and possible financings, studies relating to the availability of capital, technical assistance, advisory or consulting.

         IV. To obtain, acquire, develop, commercialize, improve, use, issue and receive licenses, or dispose of, under any title, any patents, certificates of invention, trademarks and trade names, industrial designs, industrial secrets and any other industrial property rights, options and preferences as well as any copyrights whether in Mexico or abroad.

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         V.       To obtain all types of loans or credits, issue obligations, bonds, commercial paper, stock-exchange certificates and any other similar security or instrument, with or without specific security by way of lien, mortgage, trust or other legal title; as well as to grant or issue any type of financing or loan to any civil or commercial company, business or institution with which the Corporation has business relations or social participations, whether secured or unsecured.

         VI. To issue and receive all type of personal guarantees, whether real or in the form of an "aval" of credit instruments or obligations of companies, associations or institutions in which the Corporation may have an interest or participation, or with which the Corporation has a business relationship, constituting itself as a guarantor and/or aval of such persons or of third parties.

         VII. To issue, subscribe, accept, endorse and guarantee any negotiable instruments as well as to accept and endorse the same.

         VIII. To carry out, supervise or contract on the Corporation's own account or on the account of third parties, any kind of construction, building, subdivision of urban areas or installations for commercial purposes.

         IX. To render, for its own account or for third parties, training and development programs, as well as research work.

         X. To take or grant in lease or gratuitous loan; acquire, possess, permute, alienate, transmit, dispose or lien the property or possession of any type of real estate or personal property, as well as real rights thereon, when deemed necessary or convenient for its purpose or for the operation or purposes of the mercantile or civil companies, associations and institutions in which the corporation has an interest or participation of any kind.

         XI. To act as commission agent, mediator, representative, distributor or intermediary for or on behalf of any person or firm.

         XII. To carry out the production, transformation, adaptation, import, export and the purchase and sale in whatever manner of equipment, supplies, materials, raw materials, industrial products and other materials of all types and classes.

         XIII. In general, to carry out all acts, contracts and transactions accidental, accessory or related and other commercial activity necessary or convenient to carry out the purposes specified above.

         ARTICLE THREE. The existence of the Corporation is indefinite.

         ARTICLE FOUR. The domicile of the Corporation is Mexico City, Federal District. The Corporation may establish agencies, offices and branches anywhere else in the Mexican Republic or abroad, and to conventionally submit, by any act or agreement to the application of foreign laws, or to the one of any of the states of the Mexican Republic, and to the respective jurisdictions of the courts, or to conventional domiciles at Mexico or abroad, with the finality of receiving any kind of notification, judicial or extrajudicial citation, appointing general or specific representatives abroad for such effects or for any others, without this being understood as a change of its domicile.

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         ARTICLE FIVE. The company is of Mexican nationality. The foreign members of the Corporation whether existing or future shall be obligated to formally consider themselves Mexican nationals before the Ministry of Foreign Affairs of the United Mexican States with respect to the shares of the Corporation acquired by them or of which they are owners, as well as with the assets, rights, concessions, participations or interests possessed by the Corporation, as well as with respect to the rights and obligations derived from the agreements to which the company shall be party with Mexican authorities. Consequently, foreign members of the Corporation, whether existing or future, obligate themselves not to invoke the protection of their governments, under penalty of forfeiting to the Mexican nation their interests in the Corporation.

                                   CHAPTER II

                            CAPITAL STOCK AND SHARES
                            ------------------------

         ARTICLE SIX. The capital stock of the Corporation is variable. The minimum fixed portion of the capital stock, without a right of withdrawal, has a value of $150,000,000.00 M.N. (One Hundred Fifty Million Mexican Pesos) represented by 600,000,000 Class I shares, which are all registered and without par value.

         The variable portion of the capital shall be represented by Class II registered shares without par value.

         Shares representing the capital stock, within each class, may be divided into the following series, according to the terms determined by a Shareholder Meeting which approves their issue:

         I. Series "B" which shall be composed of common shares, with full voting rights, and which may correspond to both Class I and Class II, and which shall represent at all times at least 100% (one hundred percent) of all the common shares with full voting rights and at least 75% (seventy-five) of the total shares into which the capital stock is divided. At all times, at least 51% (fifty-one percent) of these common shares shall be subscribed to by natural persons or corporations considered Mexican investors in accordance with the Foreign Investment Act, and in all cases, no more than 49% (forty-nine percent) of the same common shares may be subscribed to or acquired freely and indiscriminately by Mexican or foreign investors.

         II. Series "L" which shall be composed of shares having limited voting and other corporate rights, pursuant to the terms of these By-laws, which at no time shall represent more than 25% (twenty-five percent) of the total of the shares into which the capital stock shall be divided, unless the shares in question have limited voting rights which are convertible into ordinary shares issued with the authorization of the National Banking and Securities Commission pursuant to the terms of
                  Section II of Article 14 Bis of the Securities Market Law; such shares shall be freely subscribeable, and consequently, may be acquired by Mexican and foreign investors.

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                  The Shareholders' Meeting which approves the issuance of
                  shares with limited voting rights and convertible into common shares, or which modifies the characteristics of the outstanding shares, shall determine the form, terms and conditions of such conversion, as well as its characteristics for identification purposes.

                  Series "L" shares, having limited voting rights and other limited corporate rights, shall be considered a neutral investment, which, with the prior approval of the Ministry of the Economy, shall not be counted for the purpose of determining the amount and proportion of foreign investors participating in the capital stock of the Corporation, pursuant to the terms of Articles 18 and 20 of the Foreign Investment Law.

                  The Corporation may issue unsubscribed shares of any Series of the capital stock which, in the case of shares representing the variable portion of the capital, shall be held in the Corporation's Treasury, to be delivered as the subscription is carried out. In addition, the Corporation may issue unsubscribed shares in accordance with the terms and conditions of Article 81 of the Securities Market Law (Ley del Mercado de Valores).

         ARTICLE SEVEN. Except for the right to retire shares, which corresponds to the shares of Class II representing the variable portion of the capital of the Corporation, within their respective series and class, each share shall confer similar rights and obligations to its holders. Each share shall grant to its holder the same rights whether financial or as to assets, as a result of which all of the shares shall participate equally, without distinction, in dividends, reimbursements, amortization or distribution of whatever type under the terms of these By-Laws. With respect to the right to vote the shares issued by the Corporation the following shall hold true:

         I. Each common or ordinary share of Series B with voting rights shall be entitled to one vote at shareholder meetings.

         II. Shares of Series "L" shall have limited voting and other corporate rights and each of such shares shall provide its holder the following rights:

         1. Attend and exercise one vote per share only in Meetings of the holders of such Series "L".

         2. Attend and exercise one vote per share at Extraordinary Shareholders' Meetings with respect to the following matters:

         (a)               transformation of the Corporation;

         (b) Merger of the Corporation with any other Corporation or Companies, when the Corporation does not survive;

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         (c)               Cancellation of the registration of the shares of the
                           Corporation with the Securities Section of the National Registry of Securities and with other national securities markets whether domestic or foreign in which the shares are registered except for quotation systems and other markets not organized as securities exchanges; and

         (d) Modification of Article 11 of these By-laws with respect to the cancellation of the registration of the shares of the Corporation in the Section of Securities of the National Registry of Securities.

         3. Designate, substitute and revoke elections of members of the Board of Directors as follows:

         (a)               Pursuant to the terms provided in Section III of
                           Article 14 Bis 3 of the Securities Market Law, all minority shareholders of Series "L" shares which represent at least 10% of the capital, represented by the same series of shares, shall have the right to designate, substitute or revoke at least one director and his respective alternate, which may only substitute the relevant or applicable director. This right shall be exercised by way of written notice addressed to the Chairman of the Board or to the Secretary of the Board at least two Business days in advance of the date on which the Ordinary Shareholders Meeting to designate, ratify and revoke election of directors shall be held.

         (b) Failing a designation by the minority directors, and by virtue of the fact that the Series "L" shares may not represent more than 25% of the capital of the Corporation, the Series "L" Shares, by resolution adopted by a Special Meeting, shall have the right to designate, substitute or revoke the election of two Directors and their respective alternates; designation, substitution or revocation shall be made by majority vote of the Series "L" shares represented at a Special Meeting for such purpose, the resolution of which shall be notified to the Ordinary Meeting of Shareholders pursuant to the terms agreed upon by the Special Meeting.

         (c) Failing appointment of one of the two minority directors as indicated, and by virtue of the fact that the Series "L" shares may not represent more than 25% of the capital of the Corporation, the Series "L" Shares, by resolution adopted by a Special Meeting, excluding for purposes of determining whether a quorum exists those Series "L" shares which have exercised their right referred to in (a) above, shall have the right to designate, substitute or revoke the election of one member of the Board and his substitute; such designation, substitution or revocation shall be made by a majority vote of the Series "L" shares represented at the Special Meeting at which such matter shall be dealt with, which resolution shall be notified to the General Ordinary Shareholders' Meeting pursuant to the terms agreed upon by the Special Meeting.

         4. So long as they are issued, the Series L shares shall be subject to the same rights financially and as to assets as the common and ordinary shares, including, without limitation, the right to participation in income, dividends, repayment as a result of the reduction of capital or by liquidation, amortization with net profit or by way of any other distribution or the preferential right to subscribe proportionately for new shares which may be issued, for payment in cash or in kind, in order to maintain the holder's percentage ownership of such Series "L" and of the capital of the Corporation.

                                        5
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         ARTICLE EIGHT. The Company may acquire shares representing its own capital through the stock exchange, at the current market price, under the terms of Article 14 Bis. 3 of the Securities Exchange Act, without the prohibition established in the first paragraph of Article 134 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) being applicable, provided that:

         I. The purchase is made charged to capital stock insofar as such shares pertain to the Company itself or, if applicable, to the capital stock in the event that a decision is made to convert them into treasury shares, in which case no decision shall be required by the Meeting of Stockholders.

         II. The Regular Meeting of Stockholders shall be responsible for expressly agreeing, in each fiscal year, the maximum amount of money that may be used to purchase the Company's own shares, with the only limitation that the sum of the monies that may be used to this end may in no case exceed the total balance of the Company's net profit, including retained earnings. For its part, the Board of Directors shall appoint to that end the person or persons responsible for the acquisition and placement of the company's stock.

         III. The company stock that belongs to the Company or if applicable the treasury shares, without prejudice to the provisions of General Law of Mercantile Stock Corporations, may be placed among the investor public, without in this latter case a resolution of any sort by the Meeting of Stockholders, nor a decision by the Board of Directors regarding the placement thereof, being required. The acquisition or purchase of company stock and the subsequent placement thereof shall be subject to the provisions of Section I of Article 14 Bis. 3 of the Securities Exchange Act, and it shall be made, reported and disclosed on as part of the financial information, in the manner, under the terms and conditions established by the National Banking and Securities Commission through general provisions, and reported to the corresponding stock exchange and to the public, under the terms of the applicable legal provisions.

         IV. While the shares belong to the Company they may not be represented in Meetings of Stockholders of any type, nor may the corporate or beneficial rights they grant be exercised, nor shall they be deemed in circulation for the effects of determining the attendance or voting quorums in Meetings of Stockholders.

         V. In no case may shares representing the capital stock be acquired such that the number of Series "L" limited voting shares in circulation exceeds the maximum cited in Paragraph II of Article Sixth of these bylaws, or the percentages authorized by the National Banking and Securities Commission pursuant to Section I of Article 14 Second 3 of the Securities Exchange Act, in the case of non-voting stock, as well as with the limitation of other corporate rights, or of restricted voting stock other than that stipulated by Article 113 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles).

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

         VI. Reductions or increases in the capital stock derived from the purchase and placement of stock cited by this article, shall not require a resolution by a Meeting of Stockholders of any class, nor a resolution of the Board of Directors.

         Likewise, upon express authorization from the National Banking and Securities Commission, the Company may issue unsubscribed stock for placement with the public, provided that it is kept in custody in a securities depositary institution and the conditions stipulated to that end in Article 81 of the Securities Exchange Act, are complied with.

         In the Special Meeting of Stockholders wherein the order to issue unsubscribed stock is decreed, an express waiver shall be made of the right of preference cited by Article 132 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles).

         If there is a quorum under the terms of the corporate bylaws, the decision taken shall have full force and effect, being applicable to stockholders who did not attend the Meeting, wherefore the Company shall be free to place the stock among the public, without making the publication cited in the article mentioned in the preceding paragraph. When a minority representing at least 25% (twenty-five percent) of the voting capital stock votes against the issuance of unsubscribed stock, such issuance may not take place.

         In the notification convening the Special General Meeting of Stockholders, express mention shall be made that it is meeting for the purposes established in Article 81 of the Securities Exchange Act, making especial mention of the provisions of Section X of that same article.

         Any stockholder voting against resolutions in the Meeting shall have a right to demand that the Company place his shares at the same price as the stock covered by the issuance is offered to the public. The Company shall have the obligation to place the stock pertaining to stockholders in disagreement first.

         ARTICLE NINE. The Corporation shall keep a Stock Register book in accordance with Articles 128 (one hundred twenty-eight) and 129 (one hundred twenty-nine) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles). Said book may be kept by the Secretary of the Board of Directors of the Corporation, by an institution for the deposit of securities or by a credit institution, or by the person appointed by the Board of Directors to act as Recording Agent.

         The Stock Register book shall be kept closed from and including the third working day preceding the holding of any Shareholders' Meeting up to and including the date of that Meeting. During such periods no registration shall be made in such Register.

         However, the Board of Directors may determine to close such Register when it considers that convenient, with a longer previous term, and when it is specified at the notice of the Meeting.

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         The Corporation shall only consider as legitimate shareholders those who may be identified as such in the Stock Register pursuant to Article 129 (one hundred twenty-nine) of the General Law of Mercantile Stock Corporations or pursuant to Article 68 (sixty-eight) of the Securities Market Law.

         Under the terms and effects of Article 130 of the General Law of Mercantile Stock Corporations, it is established that the transfer of stock issued by the Company, or of securities or instruments issued based on such stock, may only be done upon authorization from the Board of Directors of if the number of shares whose transfer is sought, in one act or in successive acts, without limit of time, or from one group of interrelated stockholders or stockholders who act in concert, equals ten percent (10%) or more of the voting stock issued by the company. If the Board of Directors, under the terms of the present article, denies the authorization, it shall appoint one or more purchasers of the stock, who shall pay the interested party the prevailing price on the stock exchange. In the case of stock not listed in the National Registry of Securities and Brokers, the price paid shall be calculated pursuant to the Aforementioned Article 130 itself.

         Each of the persons who participate in any manner in acts which violate the provisions of the last paragraph, shall be obligated to pay a contractual penalty to the Company in an amount equivalent to the price of all the stock, securities or instruments representing the capital stock of the Company of which they were, directly or indirectly, owners, or which had been subject to the prohibited transaction, in the case of persons who have participated in the transaction but who are not owners of the stock issued by the Company. If the transactions that led to the acquisition of a percentage of stock, securities or instruments representing the capital stock of the Company in excess of 10% (ten percent) of the capital stock, were made under gratuitous title, the contractual penalty shall be equivalent to the market price of such stock, securities or instruments, provided that the authorization cited in the preceding paragraph did not exist.

         While the Company holds the stock which it has issued, registered in the National Securities Registry, the foregoing requirement, in the case of transactions which are made through the securities market, shall also be subject to such rules as may be established by the Securities Market Law or such as, in accordance thereto, are issued by the National Banking and Securities Commission. In addition, the persons or group of acquirers who obtain or increase a material interest in the Company, without having first made an offer pursuant to the provisions established in the general Rules applicable to acquisitions of securities that must be disclosed and public offerings to purchase securities, issued by the National Banking and Securities Commission, may not exercise the corporate rights derived from the respective voting securities, and the Company shall refrain from recording such stock in the registry cited in Articles 128 and 129 of the General Law of Mercantile Stock Corporations.

         In addition to the foregoing, a majority of the members of the Board of Directors who have been elected to such position prior to the occurrence of any circumstance which might imply a change of Control, shall grant his authorization in writing through a resolution taken in a board meeting expressly convened to that end under the terms of these bylaws, for a change of Control of the Company to take effect.

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         "Control" or "To Control" mean (i) to be the owner of the majority of the common voting stock representing the capital stock of the Company or of securities or instruments issued based on such stock; (ii) the authority to make, directly or indirectly, management and policy decisions for the Company or its subsidiaries; or (iii) the authority to veto important decisions on the policies of the Company or its subsidiaries, either through ownership of voting securities, by contract or in any other manner.

         The Board of Directors shall have a right to determine whether persons are acting jointly or in a coordinated fashion for the purposes regulated in this article. If the Board of Directors makes such a determination, the persons in question shall be deemed a single person for the effects of this article.

         ARTICLE TEN. Those subsidiaries of the Corporation, according to the such term defined in the generally accepted accounting in Mexico, should not, directly or indirectly, invest in the capital stock of this Corporation or of any other company in which the Corporation is a subsidiary, except in a case that such companies in which the Corporation holds the majority of shares, acquire shares of this Corporation, in order to comply with any options or plans for the sale of shares granted or designed, or to be granted or designed for the benefit of the employees or officers of said companies or this Corporation, provided that the number of those shares does not exceed 25% (twenty-five percent) of all outstanding shares of this Corporation.

         Transactions that depart from the ordinary course of business and which would be entered into by and between subsidiaries of the Company and its stockholders, with persons who form part of the management of the Company's subsidiaries or with those with whom such persons maintain monetary ties or, if applicable, have a family relationship of consanguinity or affinity up to the second degree, a spouse or concubine; which represent the purchase or sale of 10% (ten percent) or more of assets; the granting of guaranties in an amount in excess of 30% (thirty percent) of assets, as well as transactions other than the foregoing which represent more than 1% (one percent) of the Company's assets, shall be submitted for the opinion of the Company's Audit Committee and for approval by the Company's Board of Directors.

                                   CHAPTER III

                   CANCELLATION OF THE REGISTRATION OF SHARES
                   ------------------------------------------
                    WITH THE NATIONAL REGISTRY OF SECURITIES
                    ----------------------------------------

         ARTICLE ELEVEN. While the Company's shares remain listed in the Securities Section of the National Securities Registry, under the terms of the Securities Market Law and the generally applicable rules of National Banking and Securities Commission, in case of cancellation of the listing of the Company's stock in the Securities Section of such Registry, shareholders who own the majority of the common stock or who have the ability, under any title, to impose decisions in the General Ordinary Meeting of Stockholders or to name a majority of the members of the Company's Board of Directors, undertake to make a public offer to purchase, prior to the cancellation, and in this case must follow the provisions of Article 8, Section III of the "Provisions Applicable to Issuers of Securities and Other Participants in the Securities Market," issued by the National Banking and Securities Commission.

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         The shareholders cited in the preceding paragraph shall have the obligation to place in a trust for a minimum period of six months, the funds required to purchase at the same price as the offer, the stock of shareholders who did not participate in it, in the event that once the public offer to purchase has taken place and prior to the cancellation of the listing in the National Securities Registry, the aforementioned shareholders do not manage to acquire 100% (one hundred percent) of the paid-in capital stock.

                                   CHAPTER IV

                   INCREASE AND DECREASE IN THE CAPITAL STOCK
                   ------------------------------------------

         ARTICLE TWELVE. Except for the provisions of Article Eight, Section VII of these By-laws, the increases in the minimum fixed portion of the capital stock of the Corporation without a right of withdrawal shall be carried out by resolutions adopted at General Extraordinary Shareholders' Meetings, thereby necessitating an amendment to Article Six of these By-laws. Increases in the variable portion of the capital stock of the Corporation, within the limits established in Article Six, shall be carried out by resolutions adopted in a General Ordinary Meeting of the Shareholders. The documents containing agreements to increase capital shall in all cases be notarized before a Notary Public, except in the case of reductions in capital to exercise any shareholder's right of withdrawal, or in cases of increases or decreases derived from the acquisition of the company's own stock as cited in Section I of Article 14 Bis. 3 of the Securities Market Law, without a need, in the case of an increase in the variable portion of the capital stock, to amend the corporate bylaws, nor to record the corresponding notarized document in the Public Property and Commercial Registry. Once the corresponding resolutions have been adopted, the Shareholders' Meeting which votes on the increase, or in the case of omission or delegation of such Meeting, the Board of Directors shall fix the terms and conditions pursuant to which the increase in capital shall be undertaken.

         All increases in the capital stock must be made by issuing shares in such a way that the proportion of shares of each corresponding Series is preserved, unless only shares with restricted voting rights or no voting rights are issued subject to the authorization of the National Banking and Securities Commission, or only Series "L" shares are issued, provided that at no time may Series "L" shares exceed the maximum referred to in Article Six of these By-Laws.

         Shares issued representing the variable portion of the capital stock or the minimum fixed portion of the capital stock based upon the provisions of
Article 81 of the Securities Market Law, in the latter case and which, by resolution adopted at a Shareholders' Meeting which approves their issuance, should remain deposited in the Corporation's treasury to be delivered as the subscription therefore is completed; such shares may be offered for subscription and payment by the Board of Directors, or as the case may be, the Executive Committee of the Board, subject to the procedures determined by the Shareholders' Meeting and the provisions of this Article. In any event, the preferential right described in the following paragraph of this Article must be granted to the Corporation's shareholders, unless: (i) the offer of the shares is subject to the provisions of Article 81 of the Securities Market Law, (ii) a merger of the Corporation exists, (iii) it involves the issuance of shares from the treasury for the conversion of bonds pursuant to Article 210 Bis of the General Law of Negotiable Instruments and Credit Transactions (Ley General de Titulos y Operaciones de Credito), or, in the cases of placement of shares acquired pursuant to Article 14 Bis. 3 of the Securities Market Law.

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         Increases in capital stock may be implemented under any of the cases referred to in Article 16 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), by means of payment in cash or in kind, or through the capitalization of the Corporation's liabilities or any other capital account. Since the share certificates of the Corporation's capital stock have no par value, it will not be necessary to issue new certificates in the case of increases in the capital resulting from the capitalization of premiums on stock, capitalization of retained earnings or capitalization of valuation or revaluation reserves. In the event of capital increases by means of payment in cash or in kind or by capitalization of the Corporation's liabilities, the shareholders holding outstanding existing paid-up shares shall have preemptive rights to subscribe to a number of any new shares issued or put into circulation to represent such increase, in proportion to the number of shares held by them within the respective Series or, in the event of capital increases solely through shares with restricted voting rights, without voting rights or preferred stock, or with limited voting rights, shall have preemptive rights to subscribe to the new shares which may be issued or put into circulation to represent such increase, in order to maintain the proportion of the number of shares of which they are holders within the capital stock, for a term of fifteen days commencing on the date of publication of the corresponding notice in the Official Gazette of the Federation or the official gazette of the domicile of the Corporation, or commencing on the date of the Shareholders' Meeting in the case in which all of the shares into which the Corporation's capital stock is divided would have been represented at such Meeting.

         In the case of shares representing the variable portion of the capital stock which by resolution adopted by the Shareholders' Meeting would have remained deposited in the Corporation's treasury for subscription and payment at a later date, the shareholders shall have a preferential right to subscribe to them once the same have been offered for subscription and payment, unless the shareholders were granted a preferential right at the time the increase was approved and such right was not exercised by the shareholders or in the case stipulated in Article 81 of the Securities Market Law.

         No new shares may be issued until all outstanding shares shall have been fully paid.

         In the event that after the expiration of the term during which the shareholders could have exercised the preemptive right granted to them in this Article there are still shares pending subscription, such shares may be offered for subscription and payment to any natural person or corporation pursuant to the conditions and terms determined by the Meeting which decreed the increase in the capital stock, or according to the terms provided for by the Board of Directors or Delegates designated by the Meeting for such purposes, provided that the offering price for the shares to third parties may not be less than that which was offered to the shareholders of the Corporation for subscription and payment.

         All increases in the capital stock must be registered in the capital variations book which is kept for said purpose by the Corporation.

         With respect to any increase in capital by subscription and payment in cash or in kind, the Company shall not be obligated to have registered the shares of any series, the joint units which group them or any foreign securities which represent either type, with authorities other than authorities for the financial system of the Mexican United States and, accordingly, the Company shall not be obligated to accept the subscription and payment made by shareholders if said acceptance results in an obligation for the Company.

         ARTICLE THIRTEEN. The capital stock may be decreased by resolution of a General Ordinary Shareholders' Meeting, acting in accordance with the terms of this Article, such as: (i) in the event any holder of shares of the variable portion of the capital stock of the Corporation wishes to exercise the right of withdrawal mentioned in Articles 213 and 220 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), or (ii) in the case of separation referred to in Article 206 of such law, or (iii) as a consequence of the purchase of shares pursuant to Section I of Article 14 Bis. of the Securities Market Act. Decreases or reductions in the minimum fixed capital of the Corporation shall require a resolution adopted at a General Extraordinary Shareholders' Meeting and the related amendment to Article Six of these By-laws, in which case the matters set forth in Article 9 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) must be satisfied unless the reduction in capital is implemented in order to absorb losses only. Decreases in the variable portion of the Corporation's capital may be accomplished by resolution of a General Ordinary Shareholders' Meeting with the only formality required being that the resolution be protocolized before a Notary Public or Public Broker but without the necessity of recording the respective deed in the Commercial Public Registry.

         Reductions of capital stock may be made to absorb losses, to reimburse shareholders for their capital contributions or to exempt or free such capital from obligations not implemented or realized, as well as for the reasons provided in Articles 206 (two hundred and six) and 220 (two hundred and twenty) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) and in Section I of Article 14 (fourteen) Bis of the Securities Market Law.

         In the event that, under the terms of Section 1 of Article 14 (fourteen) Bis of the Securities Market Law, the Corporation had acquired the stock exchange shares representing its own capital, the Corporation shall proceed to the resulting reduction of its capital on the same date as the acquisition, in conformity with the terms of such Article.

         Reductions of capital to absorb losses or pursuant to reimbursement of shareholders shall be effectuated on a proportional basis between the fixed and variable portions of the Corporation's capital, with the purpose of ensuring equality among the shareholders without being necessary to cancel the relevant stock certificates since the shares of the capital stock do not have per value. However, in the event that the General Ordinary Shareholders Meeting so resolves in the event of a reduction of capital in connection with the reimbursement of shareholders, the designation of the shares to be redeemed shall be selected by lot before a Notary Public or a public broker, including in such drawing all of the shares of the fixed minimum portion of the capital and variable portion of the capital.

         No approval of the General Ordinary Shareholders' Meeting shall be required in those cases where capital is reduced as a consequence of the exercise by a shareholder owning a portion of the variable capital of his right to withdraw totally or partially his capital contributions in accordance with Articles 220 (two hundred and twenty) and 221 (two hundred twenty-one) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles). The withdrawal will take effect on the last day of the fiscal year in progress, if notice of the exercise of such right is given prior to the end of the third quarter of such year, or on or before the end of the next fiscal year if such notice is given at any time after the end of the third quarter. The reimbursement of the stock subject to withdrawal shall be made that the lower of the following prices: 95% (ninety-five percent) of the quoted market price, obtained from the average of transactions that have been executed during the 30 (thirty) days in which the Company's stock has effectively been traded, prior to the date on which the withdrawal should take effect, or if the number of days on which the Company's stock has effectively traded is less than 30 (thirty) days, the days on which the stock had effectively been traded shall be taken; or, (ii) the book value of the stock, pursuant to the corresponding general balance sheet approved by the Regular Meeting of Stockholders corresponding to the fiscal year immediately prior to the withdrawal's taking effect.

         The payment of the reimbursement shall be enforceable against the Company starting on the day after the date the Regular Meeting of Shareholders that approved the general balance sheet corresponding to the corporate fiscal year in which the withdrawal took effect, took place.

         In no event may the capital be reduced to less than the minimum required by law and all reductions of capital shall be registered in Stock Variation Book, which shall be maintained by the Corporation for such purpose.

         ARTICLE FOURTEEN. The Corporation may redeem shares with distributable proceeds without decreasing its capital stock. The General Extraordinary Shareholders' Meeting which adopts a resolution approving the redemption shall comply with the following rules, in addition to those set forth in Article 136 (one hundred thirty-six) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles):

         I. The Meeting may agree to redeem shares of all the shareholders proportionately, provided that after giving effect to such redemption, the shareholders shall have the same percentages with regard to the capital stock and stock participation as before such redemption, without the necessity of canceling stock certificates since they do not express their par value and without the necessity of designating the shares to be redeemed to be selected by lot, notwithstanding that the Meeting may have set a fixed price.

         II. When the redemption of shares is implemented through acquisition on a stock exchange, the Shareholders' Meeting or the Board of Directors or the Executive Committee, as the case may be, will determine the manner of redeeming the shares, the number of shares which shall be redeemed and the person appointed as purchasing agent or broker at the stock exchange.

         III. Except as provided in Section II above, in the event that the Shareholders' Meeting shall have fixed a price for the redemption, the shares to be redeemed shall be designated in all events by means of lot before a notary public or a public broker, which drawings shall be separately conducted with respect to each series of stock in such a way that shares from each series of stock shall be proportionately redeemed in such a way that the percentage of each series shall remain the same before and after such redemption. The certificates evidencing the shares redeemed in the case referred to in this Section III shall be canceled.

         At no time may shares be redeemed in such a way that circulating Series "L" shares exceed the maximum to which Article Six of these By-laws refers.

         ARTICLE FIFTEEN. Share certificates or provisional certificates representing the shares may cover one or more shares and shall contain the mention referred to in Article 125 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) and any applicable provisions; said certificates shall indicate the corresponding Series and Class and shall contain the text of Article Five of these By-laws. The share certificates or provisional certificates shall be signed by two members of the Board of Directors.

         The signatures of the above-mentioned directors may be in original or facsimile form, provided, in the latter case, that the originals of the respective signatures are deposited at the Public Registry of Commerce of the corporate domicile. In the case of share certificates, the numbered registered dividend coupons determined by the Board of Directors must be attached thereto to cover the payment of dividends or the exercise of other rights, as determined by a Shareholders' Meeting or the Board of Directors.

         A General Extraordinary Shareholders' Meeting may establish that certain or all of the Company's shares, of any series, be covered by joint units, which, without being certified as participating non-redeemable common shares, represent units and contain only Series "B" shares or Series "B" shares and Series "L" shares. With respect to the above-mentioned, the Company's capital stock may be represented by "BB" joint units, which shall represent the number of shares, to be determined by a Shareholders' Meeting, from Series "B" and "BL" joint units, which shall cover the number of Series "B" shares and Series "L" shares to be determined in a Shareholders' Meeting. The Company shall only record in the shareholders' registry the shares representing the joint units which, as the case may be, are issued.

         The holders of joint units may, at their choice, starting on the tenth year as of the date of payment of the first public offering of joint units, request the Company to separate the joint units. With respect to the foregoing, once the above-mentioned term expires, the Company may deliver to the holders of joint units which request in writing from the Company, the certificates representing the shares which represent the joint units. Any holder of joint units which may have exercised the conferred right may request the Company to regroup the shares, provided that the regrouping of shares be in the same proportion as the joint units.

                                    CHAPTER V

                             SHAREHOLDERS' MEETINGS
                             ----------------------

         ARTICLE SIXTEEN. The General Shareholders' Meetings shall be Extraordinary or Ordinary. All other meetings shall be Special Meetings of the Shareholders.

         General Extraordinary Meetings shall be those called: (i) to deal with any of the matters indicated in Article 182 (one hundred eighty two) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), (ii) to resolve the cancellation of the listing of the shares of the Corporation or the securities that represent them in the Securities Section of the National Registry of Securities and in other Mexican stock exchanges or foreign securities exchange markets where they are registered except for quotation systems or other markets not organized as stock exchanges; and (iii) to agree to the amendment of Article Eleven of these By-laws. All other General Meetings will be Ordinary Meetings.

         Special Meetings shall be those held to deal with matters that may affect the rights of a single Series of shares and shall be subject to the provisions applicable to Extraordinary Meetings.

         Likewise, Special Meetings will be those held by Series "L" shareholders in order to choose two members of the Board of Directors pursuant to the terms of clause 3 of Section II of Article Seven of these By-laws. These and those called to approve the cancellation of the registration of the Series "L" shares of the Corporation in the Securities Section of the National Registry of Securities and in other national and international stock exchanges in which they are registered, except quotation systems or other marks not organized as stock exchanges, shall be governed by the provisions of these By-laws and the General Corporate Law, and by the General Ordinary Meetings upon second notice with respect to quorum requirements, adoption of resolutions and other relevant aspects.

         ARTICLE SEVENTEEN. The notices for Shareholders' Meetings shall be made by the Board of Directors, by the President or the Secretary of the Board of Directors, or by the Examiner or, by legal authority. In any event, the holders with the right to vote, including the limited form or the restricted form representing at least 10% (ten percent) of the capital stock, shall be able to request that a General Meeting of Shareholders is held pursuant to the article 184 of the General Corporate Law. If the request is not complied with within the fifteen days following the date of the request, a Civil or District Judge of the domicile of the Corporation shall do it at the petition of the interested parties representing the 10% (ten percent) of the relevant capital, who shall display their share certificates for this purpose.

         Any shareholder holding a single common or ordinary share and any Series "L" shareholder on matters relating to the designation of directors pursuant to subsection 3 of Section II of Article Seven of the By-laws, may solicit the holding of a General Ordinary Shareholders Meeting upon the terms of Articles 168 and 185 of the General Corporate Law.

         ARTICLE EIGHTEEN. Notices of the Meetings shall be published by the means of notice in the Official Gazette of the Federation or in one of the dailies with major circulation in the domicile of the Corporation, at least fifteen calendar days before the date settled for the Meeting. The Notices shall contain the date and the place of the meeting, Agenda for the Meeting and shall be signed by the person or persons effecting the Notice, it being understood that if the Board of Directors gives the Notice, the signature of the President or of the Secretary or of the Alternate Secretary or of the person designated by the Board of Directors among its members, or of the Examiner, to call the Meeting shall suffice. Since the publication of the notice to hold the Shareholder Assembly, the information and available documents relating to each of the points established at the Agenda of the Meeting shall be available immediately and free of charge to the shareholders. The meetings may be held without notice in the case in which all of the shares representing the capital of the Corporation shall be present to vote. When meetings are held to vote upon matters in which holders of Series "L" Shares are not entitled to vote such meetings may be held without prior notice if all of the ordinary and common shares are represented at the time of voting.

         If at a Meeting, be it Ordinary, Extraordinary or Special, all the shareholders are gathered, such Meeting shall be able to make decisions by unanimous vote with respect to matters of any kind, including those not included in the respective Agenda.

         ARTICLE NINETEEN. Shareholders registered in the Stock Registry Book maintained by the Corporation as holders of one or more shares thereof shall be the only shareholders admitted to the Meeting. Said Registry shall be closed three days before the date fixed for the holding of the Meeting.

         To attend the Meetings, the shareholders must display their respective admission cards which will be issued at the request of holders of shares; the request must be submitted at least twenty-four hours before the time fixed for the holding of the Meeting, together with the deposit, in the Secretary's Office of the Corporation, of the respective share certificates or the deposit certificates issued by an institution for the deposit of securities, by a credit institution, either Mexican or foreign, or by brokerage houses upon the terms provided in the Securities Market Act. Shares deposited in order to be entitled to attend Meetings shall not be returned until after the Meetings have been held, by way of the delivery of the certificate which shall be issued to the shareholder in exchange therefor.

         ARTICLE TWENTY. Shareholders may be represented at the Meetings by the person or persons they may appoint by means of a proxy signed before two witnesses. In addition, the shareholders may be represented at the Meetings by means of agents appointed through power granted by forms prepared by the Corporation that (i) show the name of the Corporation, same as the Order of the Day, without including under the heading of the general matters the points to which the articles 181 and 182 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) refer to, and (ii) contain space for the instructions pointed out by the person for the exercise of power.

         The Corporation should maintain the disposal of intermediaries of the securities market who count with the shareholders representation of the Corporation, during the period referred to in the article 173 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), the forms of the powers, with the purpose of delivering them with opportunities to its representatives.

         The Secretary of the Board of Directors of the Corporation shall be obligated to assure the observance of what was arranged previously and shall inform the Shareholders' Assembly about this, which in turn shall mention it in the respective minutes.

         ARTICLE TWENTY-ONE. The minutes of the Shareholders Meetings shall be kept in a "Book of Minutes of Meetings of Shareholders" maintained by the Corporation for such purpose and shall be signed by the Chairman and the Secretary of the Meeting as well as by the attending Statutory Auditors.

         ARTICLE TWENTY-TWO. The Meetings shall be presided over by the Chairman of the Board of Directors and in his absence, by the Vice-Chairman of the Board, or if there is more than one Vice Chairman by the one designated by the Meeting. In their absence, the Meetings shall be presided over by the person appointed by the shareholders present, by majority vote.

         The Secretary of the Board of Directors shall act as Secretary at the Shareholders' Meetings and in his absence, the person appointed for such purpose by the shareholders in attendance by majority vote shall act as such. The Chairman shall appoint two or more Examiners from among those present to count the attending shares.

         Voting at shareholders meetings shall be economic unless upon motion of some shareholder, the Meeting by majority vote of those present shall resolve that votes computed be taken by voting ballot.

         Stockholders with voting shares, including limited or restricted voting shares, which represent at least 10% (ten percent) of the stock represented in a Meeting of Stockholders, may request adjournment of a vote on any manner with respect to which they do not consider themselves sufficiently informed, pursuant to the terms and conditions indicated in Article 199 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles).

         Stockholders with voting shares, including limited or restricted voting shares, which represent at least 20% (twenty percent) of the capital stock, may legally challenge the resolutions of General Meetings of Stockholders, with respect to which they have voting rights, provided that the requirements of
Article 201 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles) have been satisfied, Article 202 of such act being equally applicable.

         Likewise, stockholders representing at least 15% (fifteen percent) of the capital stock, may take direct action for civil liability against directors, provided that the requirements established in Article 163 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), are satisfied. Such action may also be taken with respect to the Trustees and members of the Audit Committee, in accordance with the aforementioned legal precept.

         ARTICLE TWENTY-THREE. General Ordinary Shareholders' Meetings shall be held at least once a year within the four months following the end of each fiscal year. In addition to addressing the matters contained in the Agenda, Meetings must: (1) discuss, approve or amend and resolve everything related to the report of the Board of Directors regarding the financial position of the Corporation and all other accounting documents, including the report of the Examiner, under the terms of Article 172 of the General Corporate Law considering the report of the Examiners; (2) resolve on the application of profits, if any; and (3) appoint the members of the Board of Directors, the Examiners and their Alternates and the members of the Executive Committee, and determine their compensation.

         Extraordinary Meetings shall meet whenever any of the matters that it is authorized to act upon must be addressed.

         The Special Meetings of the Series "L" shareholders which shall designate two members of the Board of Directors shall meet at least once each year.

         The other Special Shareholders' Meetings of whatever shares the capital of the Corporation may be divided into shall meet on the occasions specified in
Article 195 of the General Corporate Law.

         ARTICLE TWENTY-FOUR. In order for a General Ordinary Shareholders' Meeting to be legally held by virtue of the first notice therefore, not less than 50% (fifty percent) of the ordinary and common shares into which the capital of the Corporation is divided must be represented at such meeting; and resolutions adopted at such meeting shall be valid when adopted by a majority of the common and ordinary shares.

         In the case of second notice, the General Ordinary Shareholders' Meetings may be validly held whatever the number of common or ordinary shares represented at the Meeting and the resolutions of such meeting shall be valid if they are adopted by a majority of the common and ordinary shares voting at such meeting.

         ARTICLE TWENTY-FIVE. For Extraordinary or Special Shareholders' Meetings the following rules will apply:

         I. In order for an Extraordinary Shareholders' Meeting to deal with matters in which Series "L" shares shall have no right to vote, such meeting shall be legally convened on first notice if at least 75% of the common and ordinary shares are represented and resolutions of such Meeting shall be legally adopted if approved by not less than 50% of the common and ordinary shares into which the capital of the Corporation is divided. In the case of a second or subsequent notice, the Extraordinary Shareholders Meeting to deal with matters upon which the Series "L" shares do not vote, such meetings shall be legally convened if at least 50% of the common and ordinary shares are represented at such meeting and resolutions of such meeting shall be legally adopted if approved by not less than 50% of the common and ordinary shares of the capital stock.

         II. In order for a General Extraordinary Shareholders' Meeting to be validly convened to deal with any matter upon which the Series "L" shares do have the right to vote, in the case of a first notice, not less than 75% of the capital of the Corporation shall be represented and in addition to that provided for in Section III below, resolutions shall be adopted at such meeting if adopted by shares representing not less than 50% of the Corporation's capital. In the case of second and subsequent notices, Extraordinary General Shareholders' Meetings convened to deal with matters upon which Series "L" shares may vote shall be duly convened if not less than 50% of the Corporation's capital shall be represented, and resolutions shall be adopted by such meeting if adopted by not less than 50% of the Corporation's capital subject to the provisions of Section III below.

         III. In order for resolutions adopted at Extraordinary Shareholders' Meetings called by virtue of the first or subsequent notices to deal with matters for which Series "L" shares have the right to vote to be valid it shall be required that in addition to that set forth in Section II above that such resolutions be approved by a majority of the common and ordinary shares into which the capital of the corporation is divided. Similarly, the approval of the Special Series "L" Shareholders' Meeting shall be required with respect to the cancellation of the registration of the Series "L" Shares in the Securities Section of the National Registry of Securities and of the securities exchanges whether foreign or national in which such shares are registered, except with respect to quotation systems or other markets which are not organized exchanges.

         IV. For Special Meetings of Shareholders, other than those indicated in Section V below, the same rule provided in
                  Section I above of this Article will be applied but with reference to the special category of shares involved.

         V. Special Meetings of Shareholders held by the Series "L" Shareholders, with the purpose of:

                  1. Elect the two members of the Board of Directors pursuant to the provisions of these By-laws; and

                  2. Approve the cancellation of the registration of the Series "L" shares in the Securities Section of the National Registry of Securities and on the stock exchanges whether national or foreign in which such securities are registered, other than quotation systems and other markets which are not organized exchanges;

                  shall be governed by the matters set forth in these By-laws and in the General Corporate Law, and by the General Ordinary Shareholders' Meeting on second notice with respect to quorum, adoption of resolutions and other matters.

                                   CHAPTER VI

                          MANAGEMENT OF THE CORPORATION
                          -----------------------------

         ARTICLE TWENTY-SIX. The administration of the Corporation shall be entrusted to a Board of Directors, consisting of an odd number of members, not less than 15 (fifteen), to be determined by the General Ordinary Shareholders' Meeting. Such Meeting may appoint alternate members equal to the number of regular members that it may appoint and, if the Meeting appoints alternate members, it shall have the power to determine the manner in which the alternates may substitute for the regular members; unless otherwise provided by the Meeting, any alternate member may substitute for any of the regular members except for those alternates appointed by Series "L" shareholders, who shall only be able to replace the regular members appointed by holders of such Series.

         The appointment or election of the members of the Board of Directors shall be made by the Ordinary Shareholders' Meeting by majority of votes and two members and their respective alternates designated by the majority of Series "L" Shares will be added to the number of members designated by the holders of common or ordinary shares.

         Shareholders representing at least twenty percent of the outstanding capital stock represented by common or ordinary shares shall have the right to designate one member and one alternate, who shall only be permitted to replace such member; provided however, that such percentage shall be 10% (ten percent) of the common or ordinary shares in the event that the shares of the Corporation are registered on a stock exchange. Once such minority designations have been made, the Meeting shall determine the total number of members which shall constitute the Board of Directors and shall designate the remaining members of the Board by simple majority of votes of the common or ordinary shares, without counting the votes corresponding to those shareholders having exercised the minority voting right referred to in this paragraph.

         ARTICLE TWENTY-SEVEN. Members of the Board of Directors may or may not be shareholders; they shall hold the position for one year; they may be reelected or have their appointment revoked at any time and, even in the case of members designated by the Series "L" shareholders or shareholders exercising their minority voting rights, they shall receive payment as determined by the General Ordinary Shareholders' Meeting.

         Notwithstanding the foregoing, they shall continue carrying out their functions, even when the term of their appointment has ended, until new appointments have been made and the persons named as new members have taken office.

         Neither the members of the Board of Directors and their Alternates, the Statutory Auditors and Alternates, the members of the Executive Committee nor the administrators and managers shall furnish guarantees to secure the fulfillment of responsibilities in which they may incur in the performance of their duties, unless the Shareholders' Meeting that appointed them establishes such an obligation.

         For the effects of the Securities Market Law, and without prejudice to its not requiring the inclusion in the corporate bylaws of the requirements indicated below, in terms of the Board of Directors the following shall also be performed:

         I. The Board of Directors shall be comprised of at least 5 (five) and no more than 20 (twenty) full directors.

         II. At least 25% (twenty five percent) of the members of the board of directors shall be independent in terms of the provisions of Article 14 Bis. 3 of the Securities Market Law.

         III. For each board member shall be designated a respective substitute, with the understanding that the substitute board members of the independent board members, should be of the same nature.

         IV. The report of the Audit Committee shall be presented at the shareholders' meeting.

         ARTICLE TWENTY SEVENTH SECOND. Notwithstanding the obligation of the Company to comply with the principles established in the fourth paragraph and its sections, of Article Twenty-Seventh of the present bylaws, and while such Article remains in effect, failure to follow the provisions in such paragraph and its sections, for any reason, shall not cause or grant a right to third parties to challenge the lack of validity, in terms of legal acts, contracts, resolutions, agreements or any other act entered into by the Company by means of or through its Board of Directors or any other intermediate organ, delegate, mandatory or agent, nor shall they be deemed requirements for the validity or existence of such acts.

         ARTICLE TWENTY-EIGHT. Unless expressly appointed by the Shareholders' Meeting, the Board of Directors, in its first Session immediately following the Shareholders' Meeting which appointed its members, shall appoint from among its members a Chairman, who shall under all circumstances be of Mexican nationality and, if considered convenient, one or more Vice-Chairmen. The Board of Directors shall also, if the Shareholders' Meeting fails to do so, appoint a Secretary and an alternate Secretary, who need not be members of the Board of Directors. The Board may also appoint such persons to occupy such offices as it shall deem necessary in order to best perform its functions. The temporary or permanent absence of members of the Board of Directors shall be covered by the respective alternates as determined by the General Ordinary Shareholders' Meeting, except the alternates appointed by the Series "L" shareholders, which shall only replace the members appointed by such Series.

         The Chairman of the Board shall preside over the Shareholders' Meetings and the sessions of the Board of Directors and Executive Committee, respectively; and shall carry out and execute the agreements of the Shareholders' Meetings, the sessions of the Board of Directors and of the Executive Committee, respectively, without the need for any special resolution. In the absence of the Chairman, such meetings and sessions shall be presided over by one of the Vice-Chairmen in order of election or, in the absence of all of these, by a member of the Board chosen by majority vote of those present. In case all Board members are absent from a Shareholders' Meeting, such meeting shall be presided over by the person designated by such meeting by a simple majority of votes. The person presiding over the Shareholders' Meetings shall appoint one or more counters to make a count of the shares represented. The entity referred to herein shall also be permitted to appoint other special delegates for such reasons, which may be persons with no ties whatsoever to the Corporation.

         The Secretary of the Board of Directors shall act as Secretary of the Shareholders' Meetings and, in his absence, his alternate shall occupy such position. In the absence of both, the person who, at the suggestion of the person presiding at the meeting, the meeting shall designate by a simple majority of votes, shall act as Secretary. This shall apply equally to sessions of the Board of Directors and of the Executive Committee, as the case may be.

         Copies of the minutes of the Board of Directors, of the Executive Committee and of the Shareholders' Meetings, as well as of the entries contained in the books and social registers and, in general, of any archival document of the Corporation, may be authorized and certified by the Secretary or his alternate, who will have the titles of Secretary and Alternate Secretary of the Corporation, and will be permanently empowered to appear before the Notary Public of their choice to protocolize the agreements contained in the minutes of the sessions or meetings of such entities, without need for express authorization. The Secretary shall be in charge of editing and setting forth in the respective books the minutes containing the agreements of the Shareholders' Meetings, sessions of the Board of Directors and of the Executive Committee, as well as issuing certifications of the same and of the appointments, signatures and powers of the officers and agents of the Corporation.

         ARTICLE TWENTY-NINE. In case that the General Ordinary Shareholders Meeting resolved it, the Corporation may count, as an intermediary administrative organ, with an Executive Committee formed by an odd number of members and alternates appointed by the General Ordinary Shareholders' Meeting among the members or alternates of the Board of Directors of the Corporation, which shall always act as a "collegial body". The members of the Executive Committee shall hold their positions for one year, but in any event, they shall continue holding office until the persons appointed to substitute them take office; they may be reelected and shall receive fees determined by the General Ordinary Shareholders' Meeting.

         The Executive Committee shall meet on the dates and with the frequency that it determines in the first session held during each fiscal year, without being necessary to summon its members to each meeting if such meeting was previously scheduled according to the calendar of meetings approved by the Committee.

         Additionally, the Executive Committee shall meet as determined by the Chairman, any two of its members or the Statutory Auditor, by a previous 3 (three) days' notice to all members of the Committee and to the necessary alternates, the attendance of the Statutory Auditor, who shall attend with the right to speak but without the right to vote, shall be required in order to convene such meeting. The notice of the meeting shall be sent by mail, telegram, telefax, courier or any other method which assures that the members of the Committee receive notice at least three days in advance. The notice of the meeting may be signed by the Chairman or the Secretary of the Board of Directors of the Corporation, or by the alternate Secretary, who shall hold such positions on the Executive Committee as well. The Executive Committee may meet at any time, without prior notice, if all of its members are present.

         In order for the sessions of the Executive Committee to be considered legally convened, the attendance of at least the majority of its members shall be required. The resolutions of the Executive Committee must be approved by the favorable vote of the totality of its members present at each session. In case of a tie, the presiding member shall cast the deciding vote. If it is impossible to take a resolution of proposed to the Executive Committee it will be submitted to the Board of Directors.

         The Executive Committee shall have the authorities granted to the Board of Directors under items I, II, III, V, VI, VII, XI, XIII and XIV of Article Thirty-Three of these By-laws.

         The Executive Committee shall not carry out those activities reserved by law or by these By-laws to the Shareholders' Meeting or to the Board of Directors. The Executive Committee may not, in turn, delegate its authorities to any person, but it may grant general and special powers-of-attorney when deemed convenient and appoint the persons to carry out its resolutions. The Chairman and, as the case may be, the Vice-Chairman shall be authorized to carry them out individually without the need for express authorization.

         The Executive Committee must inform the Board of Directors annually about its activities, or when in its opinion acts or facts of importance to the Corporation arise. Minutes, which shall be transcribed in a special book, must be drafted for every Meeting of the Executive Committee. The minutes must evidence the attendance of the members of the Committee and the resolutions passed, and the persons who acted as Chairman and Secretary must sign such minutes.

         ARTICLE THIRTY. The Board of Directors shall meet at least every three
(3) months at the corporate domicile or at any other location in the Mexican Republic chosen for this purpose and on the dates determined by the Board, without the necessity to convene its members on each occasion or session which is being held according to the calendar of sessions approved by the Board. These sessions shall be called by at least 25% (twenty-five percent) of the members of the Board of Directors, by the Chairman, by the Vice-Chairman or by any of the Commissioners of the Company, or by the Secretary or by the Alternate Secretary of aforementioned group.

         Additionally, the Board of Directors shall always meet whenever they are requested to, notified to them either by a written or electronic notification no less than five (5) days, by the Chairman, Vice-Chairman, or at least 25% of the Directors or by one of the Commissioners, Secretary or Alternate Secretary of the aforementioned group. The Commissioners shall be summoned to all the Sessions of the Board of Directors, to which they have the authority to speak but not to vote.

         The Board of Directors shall meet at any time, without previous notice, in the case in which all the members are present.

         The meetings for the Sessions of the Board of Directors shall contain the Order of the Day, which the respective meeting shall abide. For the sessions of the Board of Directors to be considered legal, the majority of its members shall be present and its resolutions shall be valid when all the votes of the members present in the Session are taken into account. In case of a tie, the Chairman of the Board of Directors, or the Vice-Chairman, will have the vote.

         The meetings of the Board of Directors shall be held at the corporate domicile or in any other place previously authorized by the Board of Directors, except in the event of an accident or an Act of God.

         The minutes containing the agreements of the Board of Directors shall be authorized by those who acted as Chairman and Secretary of the corresponding meeting and such minutes shall be registered in a specific book kept by the Corporation for such reason.

         ARTICLE THIRTY-ONE. In accordance with the last paragraph of Article 143 (one hundred forty three) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), the Board of Directors may validly declare resolutions without the need for a formal, personal meeting of its members; the Executive Committee may also act in this way. The agreements made out of session shall be approved, in all cases, by the favorable vote of all members of the relevant organ or, in case of definitive absence or incapacity of any of them, with the favorable vote of the corresponding alternate member, in accordance with the following provisions:

         I. The Chairman, by his own initiative or at the request of the Statutory Auditor or any two members of the Board of Directors or of the Executive Committee shall notify, orally or in writing and in the manner he deems convenient, all members or, if necessary, alternates of the relevant organ and the Examiner of the agreements intended to be taken out of session and the reasons justifying such agreements. Likewise, the Chairman shall give all of them, if requested, all documentation and clarifications required with respect thereto. The Chairman may, in his discretion, be assisted by one or more members of the Board or the Committee or by the Secretary or his alternate in order to carry out such notifications.

         II. In the case that all members of the Board or of the Executive Committee or as the case may be if relevant, the alternates whose votes are required, orally declare to the Chairman or to the members assisting him, their consent to the agreements or resolutions submitted for consideration, they shall confirm such consent in writing by the second business day following the date on which they declared in the form established in the following Section III. The written confirmation shall be sent to the Chairman and the Secretary by mail, telex, telefax, telegram or courier, or by any other means that will guaranty receipt of the notice within the next two business days.

         III. With respect to Section II above, the Chairman shall send to each of the members of the relevant organ, in writing, either directly or through the persons assisting him, a formal draft of the minutes containing the agreements or resolutions intended to be adopted out of session and any other documentation deemed necessary so that, as soon as the required modifications are made, the draft of the relevant minutes is returned to the Chairman and to the Secretary, duly signed as of conformity on the bottom by each of the members of the Board of Directors or the Executive Committee, as the case may be.

         IV. As soon as the Chairman and the Secretary receive the written confirmations from all members of the relevant organ, they will immediately proceed to place the approved minutes in the respective minute books, which shall contain all resolutions taken, which shall be legalized with the signature of the Chairman and the Secretary. The date of such minutes shall be the date on which the verbal or written consent of all relevant members was obtained, even though at such time written confirmations have not been received. Such written confirmations, once received, shall be placed in files which the Corporation shall keep for such reasons. Likewise, any written observations made by the Examiner to the respective resolutions shall be placed in such files.

         ARTICLE THIRTY-TWO. The operation and daily direction of business of the Corporation may be under the direction of a General Director, appointed by the Board of Directors, who shall enjoy the powers conferred upon him by such Board.

         The General Director may or may not be a shareholder or a member of the Board of Directors and shall maintain his position indefinitely until the Board of Directors revokes his appointment or accepts his resignation.

         ARTICLE THIRTY-THREE. The Board of Directors shall have the following powers and duties:

         I. Power-of-attorney for lawsuits and collections with all general and special powers requiring a special clause in accordance with the Law, without any limitation, in accordance with the provisions of the first paragraph of Article 2554 of the Civil Code for the Federal District, the first paragraph of the Article 2831 (two thousand eight hundred thirty one) of the Civil Code of the Federal District and the corresponding Articles in the Civil Codes for all other States of the Republic. The Board of Directors shall have the following powers, as examples but not as a limitation: to withdraw from the actions it may file and from "amparo" proceedings; to settle, to submit to arbitration; to take and answer deposition; to assign goods; to challenge judges; to receive payments and carry out all other acts expressly determined by the Law, among which are included, to represent the Corporation before judicial and administrative, civil, criminal or other authorities, with the power to file criminal claims and complaints and to grant pardons, to become the offended party or an assistant with the Public Ministry in criminal procedures, before labor authorities and labor courts.

         II. Power-of-attorney for acts of administration in accordance with the provisions of the second paragraph of Article 2554 of the Civil Code for the Federal District, second paragraph of the Article 2831 (two thousand eight hundred thirty one) of the Civil Code of the Federal District and the corresponding Articles in the Civil Codes for the States of the Republic.

         III. Power-of-attorney to appoint and remove the General Director or any other Directors and General or Special Managers, as well as any other officers, attorneys, agents and employees of the Corporation; and to determine their powers, responsibilities, working conditions and remuneration.

         IV. To acquire and dispose of shares and corporate participations in other companies.

         V. Power-of-attorney for acts of ownership, under the terms of the third paragraph of Article 2554 of the Civil Code for the Federal District, the third paragraph of the Article 2831 (two thousand eight hundred thirty one) of the Civil Code of the State of Federal District and the corresponding articles of the Civil Codes for all other States in the Republic.

         VI. To subscribe, execute, endorse, accept and in any other manner negotiate all types of credit instruments under the terms of
                  Article 9 (nine) of the General Law of Negotiable Instruments and Credit Transactions.

         VII. To open and cancel accounts with banks or with any other financial intermediary, as well as to make deposits and draw therefrom.

         VIII. To call general ordinary meetings, extraordinary meetings or special meetings of shareholders in all events provided for by these By-laws or by the General Law of Mercantile Stock Corporations, or when deemed convenient, and to fix the date and time to hold such Meetings and to carry out the resolutions.

         IX.      To formulate internal work rules.

         X.       To appoint and remove external auditors of the Corporation.

         XI. To establish branches and agencies of the Corporation anywhere in the Mexican Republic or abroad.

         XII. To grant and revoke general or special powers-of-attorney and grant powers in substitution thereof, except those powers whose exercise corresponds exclusively to the Board of Directors under law or these By-laws, always reserving the exercise of its powers.

         XIII. To carry out all acts and operations authorized by these By-laws or which are consequential thereto.

         XIV. To authorize, pursuant to Article 14 (fourteen) Bis of the Securities Market Law, the acquisition via stock exchange of shares representing the capital of the Corporation under applicable provisions, as well as their later placement, in accordance with Article Eight of these By-laws. This authority shall not be delegated.

         XV. To establish Special Committees that it considers necessary for the development of the Corporation's operations, determining the powers and obligations of such Committees; provided that such Committees shall not have powers which, according to the Law or these By-laws correspond only to the General Shareholders' Meetings or to the Board of Directors.

         XVI. It is an indelegable authority of the Board of Directors to approve transactions that depart from the ordinary course of business and which would be entered into by and between the Company and its stockholders, with persons who form part of the management of the Company or with those with whom such persons maintain monetary ties or, if applicable, have a family relationship of consanguinity or affinity up to the second degree, a spouse or concubine; or which its subsidiaries seek to enter into with the aforementioned persons, which represent the purchase or sale of 10% (ten percent) or more of assets; the granting of guaranties in an amount in excess of 30% (thirty percent) of assets, as well as transactions other than the foregoing which represent more than 1% (one percent) of the Company's assets. The members of the Board of Directors shall be responsible for the resolutions referred to in this section, except in cases established by the Article 159 of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles).

         XVII. To establish an audit committee, which shall be established in the manner and under the terms indicated below:

                  1. The Audit Committee shall be comprised of directors, of which the Chairman and the majority thereof shall be independent, and it shall have the presence of the Company's trustees, who shall attend its meeting in the capacity as guests with a right to speak but not to vote.

                  2. The Audit Committee shall have the following functions, among others:

                  a) To prepare an annual report on its activities and to present it to the Board of Directors;

                  b) To state an opinion on transactions with related parties as cited in Section XVI of the present Article Thirty-Third; and

                  c) To propose the hiring of independent specialists in the cases when it deems appropriate, in order for them to state their opinions with respect to the transactions cited in Section XVI of the present Article Thirty-Third.

         The Audit Committee may establish rules to govern its operations.

                                   CHAPTER VII

                         SUPERVISION OF THE CORPORATION
                         ------------------------------

         ARTICLE THIRTY-FOURTH. Supervision of the Corporation shall be the responsibility of the Trustee or Trustees and corresponding alternates who by a majority vote of common stock are elected by the General Meeting of Stockholders. Trustees need not be stockholders and they shall have the authorities and obligations set forth in the Law and shall remain in office for one year, with the understanding that they shall continue in office until those appointed to replace them take possession of their offices. Trustees may be reelected. Alternate Trustees shall replace their Full Trustees when the latter cannot perform, for any reason, the duties inherent to their commission.

         In addition, holders of voting or nonvoting shares representing at least 10% (ten percent) of the capital stock, may appoint a trustee. The appointments of the Trustees appointed by minority stockholders may only been revoked when those of all others are revoked.

                                  CHAPTER VIII

                      FISCAL YEAR AND FINANCIAL INFORMATION
                      -------------------------------------

         ARTICLE THIRTY-FIVE. The fiscal year of the Corporation shall run from January 1 to December 31 of each year. In the event that the Corporation enters into liquidation proceedings or is merged and is not the surviving company or ceases to exist as a consequence of a spin-off, its fiscal year shall end on the date on which it undergoes liquidation proceedings, is merged or ceases to exist due to its spin-off and it shall be considered that there shall be a fiscal year during all the time the Corporation is under liquidation.

         ARTICLE THIRTY-SIX. Within the three months following the end of each fiscal year, the Board of Directors shall prepare, at least, the following financial information:

         I. A report on the progress of the Corporation during the fiscal year, as well as the policies followed by the Board itself, and the Corporation's principal existing projects;

         II. A report stating and explaining the main accounting and information procedures criteria and policies followed in the preparation of the financial information;

         III. A statement showing the financial condition of the Corporation as at the end of the fiscal year;

         IV. A statement showing, duly explained and classified, the results of the Corporation during the fiscal year;

         V. A statement showing the changes in the financial condition of the Corporation during the fiscal year;

         VI. A statement showing the changes in the items forming the corporate assets of the Corporation which occurred during the fiscal year; and

         VII. Notes that may be necessary to complete and clarify the information contained in the above mentioned statements.

         The reports mentioned in this Article, together with the report of the Examiner, shall be made available to the owners of ordinary or common shares, who shall have the right to have a copy delivered to them, at least fifteen days before the date of the General Ordinary Shareholders' Meeting at which they will be discussed.

                                   CHAPTER IX

                               PROFITS AND LOSSES
                               ------------------

         ARTICLE THIRTY-SEVEN. Net profits of the Corporation for each preceding fiscal year, as set forth in the Corporation's financial statements duly approved by the General Ordinary Shareholders' Meeting, shall, after deducting any amounts necessary to (i) make the payments or the provisions to pay the respective taxes; (ii) set aside any reserves that may be compulsory by operation of law; and (iii) amortize losses of previous fiscal years, if any, be applied as set forth below:

         I. Five percent shall be separated to create, increase or eventually replenish, the legal reserve, until the amount of such reserve equals twenty percent of the Corporation's capital stock.

         II. Amounts shall be separated as determined by the Meeting to apply to create or increase general or special reserves, including, if necessary, a reserve to repurchase shares as set forth in Section I of Article 14 Bis of the Securities Market Law (Ley del Mercado de Valores).

         III. From what is left, the sum decreased by the Meeting shall be distributed to all the shareholders, equally, as dividends.

         IV. The surplus, if any, shall be at the disposal of the Meeting, or, if authorized by the Meeting, the Board of Directors. The Meeting or the Board, if authorized by the Meeting, may apply the surplus in any manner it considers appropriate and in the interests of the Corporation and its shareholders.

         ARTICLE THIRTY-EIGHT. Losses, if any, shall be borne by all shareholders in proportion to the number of their shares, and until the corporate capital represented by them.

                                    CHAPTER X

                           DISSOLUTION AND LIOUIDATION
                           ---------------------------

         ARTICLE THIRTY-NINE. The Corporation shall be dissolved in any of the events provided for by Article 229 (two hundred twenty nine) of the General Law of Mercantile Stock Corporations (Ley General de Sociedades Mercantiles), by means of an agreement of the General Extraordinary Shareholders' Meeting.

         ARTICLE FORTY. Once the Corporation has been dissolved, it shall enter liquidation proceedings. The General Extraordinary Shareholders' Meeting shall appoint one or more liquidators, being able to appoint alternates if it so wishes, who shall have the powers that the law or the Shareholders Meeting appointing them shall determine.

         ARTICLE FORTY-ONE. The liquidator or liquidators shall carry out the liquidation according to the procedure determined by the Meeting, if any, and in the absence thereof, in accordance with the following rules and in accordance with the provisions of Chapter XI of the General Corporate Law:

         I. They shall conclude business matters in the manner they consider appropriate;

         II. They shall pay the Corporation's debts, by disposing of the assets of the Corporation that may be necessary to sell for such purpose;

         III.     They shall prepare the final liquidation balance sheet; and

         IV. Once the final liquidation balance sheet is approved, they shall distribute cash assets equally among all the shareholders proportionately to the number of shams held by each shareholder. In case there is a discrepancy among the liquidators, the Examiner will convene the General Extraordinary Shareholders' Meeting in order to resolve the questions as to which there is discrepancy.

         ARTICLE FORTY-TWO. During the liquidation proceedings, the Meeting shall be held in the manner provided for by these By-laws, and the liquidators shall carry out functions equivalent to those corresponding to the Board of Directors during the normal existence of the Corporation; the Examiner shall continue fulfilling, with respect to the liquidator(s), the functions he had carried out during the existence of the corporation, regarding the Board of Directors.

                                   CHAPTER XI

                         APPLICABLE LAW AND JURISDICTION
                         -------------------------------

         ARTICLE FORTY-THREE. In case of any dispute between the Company and its stockholders, or among stockholders regarding matters related to the Company, or for the interpretation and performance of the present bylaws, the Company and the stockholders expressly subject themselves to the applicable laws in, and the competency and jurisdiction of the competent courts of Mexico City, Federal District, wherefore they waive any other venue which for reason of domicile or for any other reason may pertain to them.

THE SIGNED REPRESENTATIVE OF THE GENERAL EXTRAORDINARY ASSEMBLY OF THE SHAREHOLDERS OF BACHOCO, S.A. DE C.V. DATED DECEMBER 9, 2003, CERTIFIES THAT THIS IS A TRUE COPY OF ITS ORIGINAL.

MEXICO, FEDERAL DISTRICT, DECEMBER 9, 2003.

CLAUDIA ATENEA DEL CARMEN LOPEZ RAMIREZ

                                   TRANSITORY

         ARTICLE ONE. While the shares issued by the corporation are not registrated at the securities section of the National Registry of Securities and the Public Offer of such shares is carried out, the Board of Director of the Corporation shall be composed by twelve members.